EXHIBIT 4.1


                            CERTIFICATE OF AMENDMENT

                                       OF

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                                 ZENASCENT, INC.

 (Pursuant to ss.151(g) of the General Corporation Law of the State of Delaware)

     Zenascent, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     FIRST: The current name of the Corporation is Zenascent, Inc.

     SECOND: The first sentence of Section 4(a) of the Certificate of Designation is hereby amended and restated in its entirety to read as follows:

     In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the Holders shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation, as amended, or any certificate(s) of designation, and prior in preference to any distribution to Junior Securities, but on parity with any distribution to the holders of Parity Securities, an aggregate amount equal to the sum of (i) $2,430,000 and (ii) any due but unpaid dividends on the Series B Preferred Stock (the "Liquidation Preference").

     THIRD: The first sentence of Section 6(a) of the Certificate of Designation is hereby amended and restated in its entirety to read as follows:

     Each Holder may, at any time at the sole option of the Holder, convert whole shares of Series B Preferred Stock into fifty (50) fully-paid and non-assessable shares of Common Stock, subject to adjustment as provided in
     Section 6(d).

     FOURTH: The amendments set forth above to the Corporation's Certificate of Amendment of Certificate of Designation have been duly adopted and written consent thereto has been given in accordance with the provisions of Sections 228 and 141(f) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of the 16th day of October, 2002.




                                      -----------------------------------------
                                      James DiLorenzo, Vice President